UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2008
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
CapitalSource Inc.’s wholly owned subsidiary, CapitalSource Bank, having received its Certificate of Federal Deposit Insurance from the Federal Deposit Insurance Corporation (“FDIC”) and its Certificate of Authority to operate as an industrial bank from the California Department of Financial Institutions (“DFI”), commenced operations on July 25, 2008.
In accordance with the FDIC and DFI approvals, on July 25, 2008, CapitalSource Bank consummated the Purchase and Assumption Agreement dated April 13, 2008, by and between CapitalSource Inc. (“CapitalSource”), CapitalSource TRS Inc., a wholly owned subsidiary of CapitalSource (“TRS”), CapitalSource Bank, Fremont General Corporation, a Nevada corporation, Fremont General Credit Corporation, a California corporation, and Fremont Investment & Loan, a California industrial bank, including the acquisition of approximately $5.2 billion of retail deposits, 22 retail bank branches and approximately $5.2 billion in cash and other assets from Fremont Investment & Loan (the “FIL Transaction”). CapitalSource paid a cash purchase price of approximately $162 million.
In accordance with the FDIC and DFI approvals, on July 25, 2008, CapitalSource, TRS and CapitalSource Finance LLC (“CSF” and together with CapitalSource and TRS, the “Parent Companies”), and CapitalSource Bank entered into a Capital Maintenance and Liquidity Agreement (“CMLA”) with the FDIC. Each of TRS, CSF and CapitalSource Bank are wholly owned subsidiaries of CapitalSource. The CMLA requires the Parent Companies to maintain CapitalSource Bank’s total risk-based capital ratio at not less than 15%, to maintain the capital levels of CapitalSource Bank at all times to meet the levels required for a bank to be considered “well capitalized” under the relevant banking regulations, and for CapitalSource and CSF to provide a $150 million unsecured revolving credit facility that CapitalSource Bank may draw on at any time. A copy of the CMLA is attached as Exhibit 10.1 and is incorporated herein by reference.
In accordance with the FDIC and DFI approvals, on July 25, 2008, the Parent Companies and CapitalSource Bank entered into a Parent Company Agreement (“Parent Agreement”) with the FDIC. The Parent Agreement requires the Parent Companies to maintain the capital levels of CapitalSource Bank at the levels required in the CMLA, and provides the Parent Companies’ consent to examination by the FDIC in order for the FDIC to monitor compliance with the laws and regulations applicable to CapitalSource Bank and its affiliates. A copy of the Parent Agreement is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 2.02.	Results of Operation and Financial Condition.

Item 8.01.	Other Events.
On July 25, 2008, CapitalSource issued a press release announcing the closing of the FIL Transaction. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. On July 28, 2008, CapitalSource issued a press release announcing the opening of CapitalSource Bank’s 22 retail branches and an analyst and investor call and CapitalSource posted a presentation regarding CapitalSource market opportunities and strategy to the Investor Relations section of its website. A copy of the press release and a copy of the presentation are attached as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2008	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Capital Maintenance and Liquidity Agreement dated as of July 25, 2008, among CapitalSource Inc., CapitalSource TRS Inc., CapitalSource Finance LLC, CapitalSource Bank and the FDIC.

10.2	Parent Company Agreement dated as of July 25, 2008, among CapitalSource Inc., CapitalSource TRS Inc., CapitalSource Finance LLC, CapitalSource Bank and the FDIC.

99.1	Press Release issued by CapitalSource Inc. on July 25, 2008.

99.2	Press Release issued by CapitalSource Inc. on July 28, 2008.

99.3	Presentation slides posted to the CapitalSource Inc. website on July 28, 2008.